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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             INTEGRAL SYSTEMS INC
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)



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April 9, 1999



To our Shareholders:

Recently, you received a package of information from Integral Systems that included our proxy materials. You'll note that there are two items proposed for shareholder vote--the election of six members of the board of directors, and an amendment to our Articles of Incorporation that will approve an increase in the number of authorized shares.

I'd like to focus briefly on the second item and the reason that it's important for you to sign and return the proxy form. The amendment, which will increase the number of authorized shares from 10 million to 40 million, will give the board of directors more flexibility to execute stock dividends, financings, or to use Integral stock to make acquisitions at some point in the future. While we have no definite acquisition plans at this point, there are some companies out there which could bolster our long-term growth prospects. If we ever do decide to acquire a company, we will need to move quickly, hence our appeal for prior authorization for new shares.

Proxy forms that are not returned are automatically recorded as a vote against
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the amendment.  Therefore, if you support the amendment, you need to vote "YES"
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and return the form at your earliest convenience.

Integral Systems' board of directors unanimously supports the increase in the number of authorized shares, and we recommend that you approve the amendment. I'd like to stress again that a "YES" vote will not increase the number of shares that are actually issued and being traded, until and unless we announce a future stock dividend, financing or an acquisition.

I look forward to seeing many of you at our annual shareholders' meeting on April 27. If you have any questions about the amendment, please don't hesitate to call me or our President Tom Gough at 301-731-4233.

Sincerely,

     /s/
Steve Chamberlain
Chairman and Chief Executive Officer